UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): October 11, 2022

Brooklyn ImmunoTherapeutics, Inc.
(Exact Name of Registrant as Specified in its Charter)

Delaware	001-11460	31-1103425
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

10355 Science Center Drive, Suite 150
San Diego, California	92121
(Address of Principal Executive Offices)	(Zip Code)

Registrant’s telephone number, including area code: (212) 582-1199

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading symbol	Name of each exchange on which registered
Common Stock, par value $0.005 per share	BTX	The Nasdaq Stock Market LLC

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 or Rule 12b-2 of the Securities Exchange Act of 1934:
Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 5.03	Amendments to Articles of Incorporation or Bylaws; Change in Fiscal Year

Name Change

The board of directors (the “Board”) of Brooklyn ImmunoTherapeutics, Inc., a Delaware corporation (the “Company”), approved an amendment to the Company’s Restated Certificate of Incorporation, as amended (the “Charter”), to change the Company’s name to Eterna Therapeutics Inc. (the “Name Change”). On October 11, 2022, the Company filed with the Secretary of State of the State of Delaware a Certificate of Amendment (the “Name Change Charter Amendment”) to the Charter, which will effect the Name Change at 12:01 a.m. on October 17, 2022. Pursuant to Section 242(b)(1) of the General Corporation Law of the State of Delaware, the Name Change did not require approval of the Company’s stockholders and will not affect the rights of the Company’s security holders.

Additionally, the Board approved an amendment to the Company’s bylaws solely to reflect the Name Change (the “Amended and Restated Bylaws”). The Amended and Restated Bylaws will become effective immediately after the Name Change on October 17, 2022.

Reverse Stock Split

On October 11, 2022, the Company filed a Certificate of Amendment to its Charter (the “Reverse Stock Split Charter Amendment”) with the Secretary of State of the State of Delaware to effect a reverse stock split of the Company’s common stock, par value $0.005 per share (the “common stock”), at a ratio of 1-for-20, which will become effective at 11:59 p.m. Eastern Time on October 16, 2022 (the “Reverse Stock Split”).

The foregoing description of the Name Change, the Amended and Restated Bylaws and the Reverse Stock Split is only a summary and is qualified in its entirety by reference to the full text of the Name Change Charter Amendment, the Amended and Restated Bylaws and the Reverse Stock Split Charter Amendment, respectively, which are filed as Exhibits 3.1, 3.2 and 3.3, respectively, to this Current Report on Form 8-K and are incorporated by reference herein.

Item 8.01	Other Events.

As previously reported, at the Company’s Annual Meeting of Stockholders held on September 21, 2022, the Company’s stockholders approved an amendment to the Charter to effect the Reverse Stock Split at a ratio of 1-for-10 to 1-for-20 to be determined at the discretion of the Board. The Board subsequently determined to set the Reverse Stock Split ratio at 1-for-20 and approved and authorized the filing of the Reverse Stock Split Charter Amendment. The effective time for the Reverse Stock Split under Delaware law is 11:59 p.m. Eastern time on October 16, 2022. The common stock is expected to begin trading on a split-adjusted basis at market open of Nasdaq on October 17, 2022.

Upon the effectiveness of the Reverse Stock Split, every twenty shares of the issued and outstanding common stock will be automatically combined and reclassified into one issued and outstanding share of common stock. The Reverse Stock Split does not affect any stockholder’s ownership percentage of the common stock, alter the par value of the common stock or modify any voting rights or other terms of the common stock.  The number of authorized shares of common stock under the Charter remains unchanged. No fractional shares will be issued in connection with the Reverse Stock Split. In lieu of any fractional shares to which a stockholder would otherwise be entitled, the Company will pay an amount of cash equal to the product of (i) the fractional share to which the holder would otherwise be entitled and (ii) the then fair value of a share as determined in good faith by the Board.

The Company’s transfer agent, Computershare Trust Company, N.A, is acting as exchange agent for the Reverse Stock Split and will send instructions to stockholders of record regarding the exchange of certificates for common stock.

At the market open on October 17, 2022, the Company’s common stock will continue to trade on The Nasdaq Global Market, but, in connection with the Name Change, under the symbol “ERNA,” and, in connection with the Reverse Stock Split, the common stock will be assigned a new CUSIP number (114082 209) when it begins trading on a split-adjusted basis.

Item 9.01	Financial Statements and Exhibits.

(d) Exhibits.

Exhibit Number	Description
3.1	Certificate of Amendment to the Company’s Restated Certificate of Incorporation, filed October 11, 2022 (Name Change).
3.2	Second Amended and Restated Bylaws of the Company
3.3	Certificate of Amendment to the Company’s Restated Certificate of Incorporation, filed October 11, 2022 (Reverse Stock Split).
104	Cover Page Interactive Data File (embedded within the Inline XBRL document)

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned, hereunto duly authorized.

Brooklyn ImmunoTherapeutics, Inc.

Dated: October 11, 2022	By:	/s/ Andrew Jackson
Chief Financial Officer